UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 21, 2008 (May 20, 2008)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee		38138
(Address of principal executive offices)		(Zip Code)
(901) 682-6600
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2008, the Board of Directors amended the Bylaws of Mid-America Apartment Communities, Inc. (the “Company”) to make (i) conforming changes to the Bylaws reflecting amendments to the Company’s Charter approved by the shareholders at the Company’s Annual Meeting of Shareholders on May 20, 2008, which declassify the Board of Directors in phases and provide for the annual election of all directors beginning at the 2010 Annual Meeting of Stockholders, (ii) certain changes to clarify the process for bringing business before a meeting of shareholders or nominating directors pursuant to the Notice of Shareholder Business and Nominations provisions of the Company’s Bylaws, and (iii) certain other formatting or corrective changes.

The amendment to the Company’s Charter to declassify the Board of Directors is described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2008. The foregoing description of the Amended and Restated Bylaws of the Company, which became effective immediately, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is incorporated herein by reference to Exhibit 3.2 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed pursuant to Item 9.01:
Exhibit No.	Description
3.2	Amended and Restated Bylaws of Mid-America Apartment Communities, Inc., as adopted on May 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: May 21, 2008	By: /s/Simon R.C. Wadsworth
Simon R.C. Wadsworth
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)